Exhibit 99.B(h)(1)(ff)

AMENDMENT NO. 27

TO

TRANSFER AGENCY SERVICES AGREEMENT

This Amendment No. 27 to Transfer Agency Services Agreement, dated as of July 31, 2019 (“Amendment No. 27”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Pacific Life Insurance Company (“Pacific Life”) and Pacific Funds Series Trust (“Trust”), on its own behalf and on behalf of each of series of the Trust listed on the Exhibit A attached to this Amendment No. 27 (Trust and each series are, individually, a “Fund” and, collectively, the “Funds”).

Background

BNYM, Pacific Life and the Trust previously entered into the Transfer Agency Services Agreement, dated as of August 1, 2001, and the amendments thereto listed on Exhibit F and dated prior to the date hereof (collectively, the “Agreement”).  The aforementioned parties intend that the Agreement be amended in accordance with the terms of this Amendment No. 27.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.                                    Modifications to Agreement.  The Agreement is amended as follows:

(a)                               Exhibit A is deleted and replaced in its entirety with the Exhibit A attached to this Amendment No. 27, dated as of July 31, 2019 between BNYM, Pacific Life and the Trust.

(b)                              Exhibit F is deleted and replaced in its entirety with the Exhibit F attached to this Amendment No. 27, dated as of July 31, 2019 between BNYM, Pacific Life and the Trust.

2.                                    Remainder of Agreement.  Except as explicitly amended by this Amendment No. 27, the terms and provisions of the Agreement are hereby ratified, declared and remain in full force and effect.

3.                                    Governing Law.  The governing law provision of the Agreement shall be the governing law provision of this Amendment No. 27.

4.                                    Entire Agreement.  This Amendment No. 27 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.                                    Facsimile Signatures; Counterparts.  This Amendment No. 27 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 27 or of executed signature pages to this Amendment No. 27 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 27.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 26 to be executed by their duly authorized officers as of the day and year first written above.

BNY MELLON INVESTMENT SERVICING (US) INC.

By: /s/ J. Reed
Name: Jason Reed
Title: Vie President

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Pacific Life Fund Advisors	Title: Secretary

PACIFIC FUNDS SERIES TRUST On behalf of itself, and each separate Portfolio, series, class, tier or other subdivision of the Trust or Portfolios listed on Exhibit A to the Agreement.

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of July 31, 2019, is Exhibit A to that certain Transfer Agency Services Agreement, dated as of August 1, 2001, by and among BNY Mellon Investment Servicing (US) Inc., Pacific Life Insurance Company, and Pacific Funds Series Trust, on its own behalf and on behalf of each of its series below.

PORTFOLIOS

Pacific Funds SM Core Income

Pacific Funds SM Diversified Income

Pacific Funds SM Floating Rate Income

Pacific Funds SM High Income

Pacific Funds SM Large-Cap

Pacific Funds SM Large-Cap Value

Pacific Funds SM Portfolio Optimization Aggressive-Growth

Pacific FundsSM Portfolio Optimization Conservative

Pacific Funds SM Portfolio Optimization Growth

Pacific Funds SM Portfolio Optimization Moderate

Pacific Funds SM Portfolio Optimization Moderate-Conservative

Pacific Funds SM Short Duration Income

Pacific Funds SM Small-Cap

Pacific Funds SM Small-Cap Growth

Pacific Funds SM Small-Cap Value

Pacific Funds SM Small/Mid-Cap

Pacific Funds SM Strategic Income

Pacific Funds SM Ultra Short Income

PF Currency Strategies Fund

PF Developing Growth Fund

PF Emerging Markets Debt Fund

PF Emerging Markets Fund

PF Equity Long/Short Fund *

PF Growth Fund

PF Inflation Managed Fund

PF International Large-Cap Fund

PF International Small-Cap Fund

PF International Value Fund

PF Large-Cap Value Fund

PF Managed Bond Fund

PF Multi-Asset Fund

PF Multi-Fixed Income Fund

PF Short Duration Bond Fund

PF Mid-Cap Equity Fund

PF Small-Cap Value Fund

PF Real Estate Fund

________________________________________________

*                             Expected to be liquidated on or about July 31, 2019. Will not appear on future versions of Schedule B.

EXHIBIT F

Name	Date
Transfer Agency Services Amendment – Exhibit A	12/31/2001
Anti-Money Laundering and Privacy Amendment	7/24/2002
Amendment Number 1 To The Transfer Agency Services Agreement	7/31/2002
Transfer Agency Services Amendment – Exhibit A	12/31/2002
Amendment To The Transfer Agency Services Agreement	1/1/2003
Amendment To The Transfer Agency Services Agreement	10/1/2003
Customer Identification Services Agreement	10/1/2003
Amendment To Transfer Agency Services Agreement	1/1/2007
Transfer Agency Services Amendment – Exhibit A	7/1/2007
Revised Exhibit A to the Transfer Agency Services Agreement	7/1/2008
Red Flag Services Amendment	5/1/2009
Amendment No. 12 to Transfer Agency Services Agreement	12/31/2009
Amendment No. 13 to Transfer Agency Services Agreement	12/6/2010
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	6/30/2011
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	7/1/2012
Amendment No. 14 to the Transfer Agency Services Agreement	12/7/2012
Amendment No. 15 to the Transfer Agency Services Agreement	04/01/2013
Amendment No. 16 to the Transfer Agency Services Agreement	7/31/2013
Amendment No. 17 to the Transfer Agency Services Agreement	12/31/2013
Amendment No. 18 to the Transfer Agency Services Agreement	12/31/2014
Amendment No. 19 to the Transfer Agency Services Agreement	4/27/2015
Amendment No. 20 to the Transfer Agency Services Agreement	6/30/2015
Amendment No. 21 to the Transfer Agency Services Agreement	7/1/2015
Amendment No. 22 to the Transfer Agency Services Agreement	1/11/2016
Amendment No. 23 to the Transfer Agency Services Agreement	10/31/2016
Amendment No. 24 to the Transfer Agency Services Agreement	1/31/2018
Amendment No. 25 to the Transfer Agency Services Agreement	7/31/2018
Amendment No. 26 to the Transfer Agency Services Agreement	6/28/2019
Amendment No. 27 to the Transfer Agency Services Agreement	7/31/2019